NuOASIS GAMING, INC.
                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 26 , 1997

  THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. UNLESS OTHERWISE
                     INDICATED, THIS PROXY WILL BE VOTED FOR

                              PROPOSALS I THROUGH 4

         The undersigned hereby appoints Joseph Monterosso proxy to represent the undersigned, with full power of substitution, to vote all shares of NuOasis Gaming, Inc. (the "Company") held of record by the undersigned on December 31, 1996, at the Annual Meeting of Shareholders to be held on February 26, 1997 or any adjournment thereof, with all the powers the undersigned would possess if personally present, upon the matters noted and in accordance with the instructions noted below, and with discretionary authority with respect to such other matters, not known or determined at the time of the solicitation of this proxy, as may properly come before said meeting or any adjournment thereof. The undersigned hereby revokes any proxies heretofore given in connection with the Annual Meeting and directs said persons to use this proxy to act or vote as set forth on the reverse hereof:

                                                             (change of address)

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                        ---------------------------------------

                                      (If you have  written in the above  space,
please mark thebox on the reverse side of this card.)

                                                                     SEE REVERSE
                                                                            SIDE

                                             C:\TEMPWORK\NUOGAM\MIN\97ANSTM1.CLN



|X|  Please mark your notes                                                      SHARES IN YOUR NAME:
        as in this example                                                                           ----------

     PRINT NAME CERTIFICATE IS HELD UNDER:
                                          -------------------------------------
o  Change of Address

                                                                                 FOR    AGAINST  ABSTAIN

1.  Proposal to amend the Certificate of Incorporation to increase the number
    of authorized shares of $.01 par value Common Stock toThree Hundred Thirty     o       o        o
    Three Million.

2.  Proposal to sell Casino Management of America, Inc.                            o       o        o

3.  Election of Directors                                                        FOR           WITHHELD

    Nominees:         Fred G.  Luke                                                o              o
                      Royce Warren                                                 o              o
                      Joseph Monterosso                                            o              o
                      Leland E. Rees                                               o              o
                      Paula Amanda                                                 o              o

For, except vote withheld from the following nominee(s)

------------------------------------------------------------------------------

4.  Proposal to transact such other business as may properly come before the
    meeting                                                                      FOR    AGAINST  ABSTAIN
                                                                                  o        o        o

SIGNATURE(S)                                                                     DATE
            ------------------------------------------------------------------       --------------------

SIGNATURE(S)                                                                     DATE
            ------------------------------------------------------------------       --------------------

NOTE:  Please sign exactly as name appears hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, give your full title as such.
